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                                                                 EXHIBIT 4(A)(2)

                           IMPERIAL HOLLY CORPORATION
                      FIRST AMENDMENT TO CREDIT AGREEMENT

Harris Trust and Savings Bank
Chicago, Illinois
Texas Commerce Bank National Association
Houston, Texas
The Bank of New York
New York, New York
The First National Bank of Boston
Boston, Massachusetts
Frost National Bank of San Antonio
San Antonio, Texas
Bank One, Colorado Springs, N.A.
Colorado Springs, Colorado

Ladies and Gentlemen:

    Reference is hereby made to that certain Credit Agreement dated as of June 10, 1993 (the 'CREDIT AGREEMENT') among the undersigned, Imperial Holly Corporation, a Texas corporation (the 'COMPANY'), you (the 'BANKS') and Harris Trust and Savings Bank, as agent for the Banks (the 'AGENT'). All defined terms used herein shall have the same meanings as in the Credit Agreement unless otherwise defined herein.

    The Banks extend an $80,000,000 revolving credit and competitive bid facility to the Company on the terms and conditions set forth in the Credit Agreement. The Company and the Banks now wish to amend the Credit Agreement to
(i) reflect the termination of The First National Bank of Boston's Bank's Commitment thereunder, (ii) eliminate The First National Bank of Boston as a party to the Credit Agreement, (iii) increase The Bank of New York's Bank's Commitment in an amount equal to The First National Bank of Boston's Bank's Commitment, and (iv) amend certain and other provisions of the Credit Agreement, all in the manner set forth in this Amendment.

1.  AMENDMENTS.

    Upon satisfaction of all of the conditions precedent set forth in Section 2 hereof, the Credit Agreement shall be amended as follows:

    SECTION 1.1. Section 1.1(c) of the Credit Agreement shall be amended in its entirety and as so amended shall be restated to read as follows:

        '(c) The respective maximum aggregate principal amounts of the Revolving Credit at any one time outstanding which each Bank by its acceptance hereof severally agrees to make available to the Company are as follows (collectively, the 'BANKS' COMMITMENTS' and individually, a 'BANK'S COMMITMENT'):

        Harris Trust and Savings
        Bank-------------------------  $ 25,000,000      31.25%
        Texas Commerce Bank National
        Association------------------  $ 25,000,000      31.25%
        The Bank of New York---------  $ 20,000,000      25.00%
        The Frost National Bank of
        San Antonio------------------  $  7,000,000       8.75%
        Bank One, Colorado Springs,
        N.A.-------------------------  $  3,000,000       3.75%
            Total--------------------  $ 80,000,000        100%

        All Loans under the Revolving Credit shall be made from each Bank in proportion to its respective Bank's Commitment as above set forth. The Company may elect that each Loan made hereunder be made available by means of a Base Rate Loan, Adjusted CD Rate Loan or Eurodollar Loan, it being understood that one or more of such Loans may be outstanding at the

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    same time. Each Loan shall be in an amount not less than $1,000,000 or such greater amount which is an integral multiple of $1,000,000.'

    SECTION 1.2. Exhibit H to the Credit Agreement shall be amended by (i) deleting from the chart of Existing Liens appearing therein, (x) the name 'Bank of New York' appearing on the fifth line thereof, beneath the heading 'SECURED PARTY', and (y) the corresponding date of '10-11-88' appearing on the fifth line thereof, beneath the heading 'Date', and (ii) deleting the following entry:

       '9 Orig TX  8800234815  10/10/88
       D: Imperial Holly Corporation, P.O. Box 9, Sugarland, TX 77487
       S: The Bank of New York, 48 Wall St., New York, New York 10286'

appearing on page H-1 thereof.

2.  CONDITIONS PRECEDENT.

    The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

    SECTION 2.1. The Company and the Banks, shall have executed this Amendment (such execution may be in several counterparts and the several parties hereto may execute on separate counterparts).

    SECTION 2.2.  Each of the representations and warranties set forth in
Section 6 of the Credit Agreement shall be true and correct.

    SECTION 2.3. The Company shall be in full compliance with all of the terms and conditions of the Credit Agreement and no Event of Default or Potential Default shall have occurred and be continuing thereunder or shall result after giving effect to this Amendment.

    SECTION 2.4. All legal matters incident to the execution and delivery hereof and the instruments and documents contemplated hereby shall be satisfactory to the Banks.

3.  MISCELLANEOUS.

    SECTION 3.1. Upon satisfaction of the conditions precedent set forth above, the Company shall be deemed to have requested from The Bank of New York, a loan in a principal amount equal to the unpaid principal amount of the Note dated June 10, 1993 payable to the order of The First National Bank of Boston (the 'BANK OF BOSTON NOTE'), and The Bank of New York will make such a loan if all conditions set forth in Section 7.2 of the Credit Agreement are satisfied. The proceeds of such loan shall be used exclusively to pay the outstanding principal balance of the Bank of Boston Note, and the Company will pay all accrued interest thereon and all amounts, if any, payable under Section 10.4 of the Credit Agreement with respect to such prepayment. Upon payment in full of all principal of and accrued interest on such Bank of Boston Note, and such other amounts, The First National Bank of Boston Bank's Commitment shall be terminated and The First National Bank of Boston shall cease to be a party to the Credit Agreement and shall have no rights or obligations thereunder, except for the right to be indemnified by the Company pursuant to Section 12.8 of the Credit Agreement.

    SECTION 3.2. Except as specifically amended herein the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in any note, document, letter, certificate, the Credit Agreement itself, the Notes, or any communication issued or made pursuant to or with respect to the Credit Agreement or the Notes, any reference to the Credit Agreement or Notes being sufficient to refer to the Credit Agreement as amended hereby.

    SECTION 3.3. This Amendment may be executed in any number of counterparts, and by the different parties on different counterparts, all of which taken together shall constitute one and the same Agreement. Any of the parties hereto may execute this Amendment by signing any such

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counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.

    Dated as of --------------------------------, 1993.

                                          Imperial Holly Corporation

                                          By
                                                               Its

(Corporate Seal)

Attest:

Its

    Accepted as of the date last written above.

                                          Harris Trust and Savings Bank
                                          By
                                                              Its Vice President

                                          Texas Commerce Bank National
                                          Association
                                          By

                                                               Its

                                          The Bank of New York
                                          By

                                                               Its

                                          The First National Bank of Boston
                                          By
                                                               Its

                                          Frost National Bank of San Antonio
                                          By

                                                               Its

                                          Bank One, Colorado Springs, N.A.
                                          By
                                                               Its